UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DE	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 31, 2020, Bruce Thames, president and chief executive officer of Thermon Group Holdings, Inc. (the “Company”), and Jay Peterson, chief financial officer of the Company, each requested a voluntary reduction of ten (10) percent of base salary, effective April 1, 2020. In addition, each of the senior vice presidents of the Company (including the remaining named executive officers) has requested a voluntary reduction of five (5) percent of base salary, effective April 1, 2020. The reduced base salaries will be used for purposes of calculating awards and payments under the Company’s salary-based compensation and benefit plans for the Company’s fiscal year ended March 31, 2021 and continue for a period of at least one year or until otherwise agreed to by the executive and the Compensation Committee of the Board of Directors of the Company (the “Committee”). On March 31, 2020, the Committee approved these reductions in base salaries (the "Salary Reductions"). These individuals requested the Salary Reductions in light of current market conditions, including the recent COVID-19 pandemic and volatile commodity prices, and ongoing cost control efforts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMON GROUP HOLDINGS, INC.

Date: April 1, 2020	By:	/s/ Ryan Tarkington
	Name:	Ryan Tarkington
	Title:	General Counsel & Corporate Secretary